Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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JANUARY 29, 2018	GERMAN AMERICAN BANCORP, INC. (GABC) POSTS 8th CONSECUTIVE YEAR OF RECORD ANNUAL EARNINGS & ANNOUNCES 15% CASH DIVIDEND INCREASE

Jasper, Indiana: January 29, 2018 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has achieved record annual earnings for the year ended on December 31, 2017, marking the 8th consecutive year of record performance. This level of annual earnings performance resulted in a 11.6% return on shareholders’ equity for 2017, noting the 13th consecutive fiscal year in which the Company has delivered double-digit returns on shareholders’ equity. The Company also announced a 15% increase in its quarterly cash dividend.

The Company’s 2017 net income of $40.7 million, or $1.77 per share, was an increase of approximately $5.5 million, or 13% on a per share basis, over its previous record annual net income of $35.2 million, or $1.57 per share, reported in 2016. Current year fourth quarter earnings of $11.6 million, or $0.51 per share, represented an increase of approximately 16%, on a per share basis, relative to 2016 fourth quarter results of $10.1 million, or $0.44 per share. The 2017 reported fourth quarter and year-to-date net income were positively impacted by a $2.3 million net tax benefit resulting from the revaluation of the Company’s deferred tax assets and liabilities related to the federal tax reform legislation enacted during the fourth quarter of 2017.

In addition to the federal income tax benefit noted above, the record financial performance achieved in 2017 was largely attributable to a $5.0 million increased level of net interest income driven primarily by a higher level of average loans outstanding. 2017 year-end loans outstanding increased by approximately $151.6 million, or 8%, from the prior year-end level. The year-over-year increase in loans outstanding was attributable to strong organic loan growth broadly based across the Company’s entire market area and within all loan categories.

Commenting on the Company’s eighth consecutive year of record financial performance in 2017, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We were very pleased to be able to continue our pattern of record financial performance in the past year and were extremely encouraged to see a further strengthening of economic growth throughout our market area in 2017. As evidenced by the double-digit annualized loan growth we experienced in the last half of the year, both business and consumer clients throughout our market area are feeling more confident in the growth potential and vibrancy of the economy. Based on the exceptionally strong growth in both loans and deposits we experienced in 2017, a strong and growing pipeline at year-end of potential future loan growth, and an expectation of accelerated overall economic growth resulting from the recent federal tax reform legislation, we have a positive outlook regarding our ability to continue this record of exceptional financial performance in 2018 and beyond.”

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 17

The Company also announced a 15% increase in its regular quarterly cash dividend, as its Board of Directors declared a regular quarterly cash dividend of $0.15 per share, which will be payable on February 20, 2018 to shareholders of record as of February 10, 2018.

Balance Sheet Highlights

Total assets for the Company increased to $3.144 billion at December 31, 2017, representing an increase of $71.5 million, or 9% on an annualized basis, compared with September 30, 2017 and an increase of $188.4 million, or 6%, compared with December 31, 2016.

At December 31, 2017, total loans increased $55.3 million, or 11% on an annualized basis, compared with September 30, 2017 and increased $151.6 million, or 8%, compared with December 31, 2016. The increase during the fourth quarter of 2017 was largely related to an increase of approximately $11.7 million, or 10% on an annualized basis, of commercial and industrial loans, an increase of $28.0 million, or 12% on an annualized basis, of commercial real estate loans, an increase of $6.2 million, or 8% on an annualized basis, of agricultural loans and an increase of $9.4 million, or 10% on annualized basis, of retail loans. The increase was broadly based across the Company's entire market area.

End of Period Loan Balances	12/31/2017	9/30/2017	12/31/2016
(dollars in thousands)

Commercial & Industrial Loans	$486,668	$474,917	$457,372
Commercial Real Estate Loans	926,729	898,752	856,094
Agricultural Loans	333,227	327,026	303,128
Consumer Loans	219,662	209,537	193,520
Residential Mortgage Loans	178,733	179,481	183,290
	$2,145,019	$2,089,713	$1,993,404

Non-performing assets totaled $11.9 million at December 31, 2017 compared to $10.2 million of non-performing assets at September 30, 2017 and $4.0 million at December 31, 2016. Non-performing assets represented 0.38% of total assets at December 31, 2017 compared to 0.33% of total assets at September 30, 2017 and 0.14% of total assets at December 31, 2016. Non-performing loans totaled $11.8 million at December 31, 2017 compared to $9.7 million at September 30, 2017 and $3.8 million at December 31, 2016. Non-

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 17

performing loans represented 0.55% of total loans at December 31, 2017 compared to 0.46% at September 30, 2017 and 0.19% at December 31, 2016. The increase in non-performing assets during the fourth quarter of 2017 was primarily attributable to a single commercial lending relationship that was downgraded during the quarter. The increase in non-performing assets during the year ended December 31, 2017 compared with year-end 2016 was primarily related to two commercial lending relationships.

Non-performing Assets
(dollars in thousands)
	12/31/2017	9/30/2017	12/31/2016
Non-Accrual Loans	$11,091	$9,177	$3,793
Past Due Loans (90 days or more)	719	474	2
Total Non-Performing Loans	11,810	9,651	3,795
Other Real Estate	54	568	242
Total Non-Performing Assets	$11,864	$10,219	$4,037

Restructured Loans	$149	$152	$28

The Company’s allowance for loan losses totaled $15.7 million at December 31, 2017 compared to $15.3 million at September 30, 2017 and $14.8 million at December 31, 2016. The allowance for loan losses represented 0.73% of period-end loans at December 31, 2017 compared with 0.73% of period-end loans at September 30, 2017 and 0.74% of period-end loans at December 31, 2016. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $7.6 million as of December 31, 2017, $8.0 million at September 30, 2017 and $10.0 million at December 31, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 17

Total deposits increased $59.5 million, or 10% on an annualized basis, as of December 31, 2017 compared with September 30, 2017 and increased $134.5 million, or 6%, compared with December 31, 2016.

End of Period Deposit Balances	12/31/2017	9/30/2017	12/31/2016
(dollars in thousands)

Non-interest-bearing Demand Deposits	$606,134	$589,315	$571,989
IB Demand, Savings, and MMDA Accounts	1,490,033	1,454,073	1,399,381
Time Deposits < $100,000	198,646	204,946	207,824
Time Deposits > $100,000	189,239	176,238	170,357
	$2,484,052	$2,424,572	$2,349,551

Results of Operations Highlights - Year ended December 31, 2017

Net income for the year ended December 31, 2017 totaled $40,676,000 or $1.77 per share, an increase of $5,492,000, or approximately 13% on a per share basis, from the year ended December 31, 2016 net income of $35,184,000 or $1.57 per share. The 2017 results of operations were positively impacted by the revaluation of the Company's deferred tax assets and deferred tax liabilities related to the federal tax reform legislation enacted during the fourth quarter of 2017. The revaluation resulted in a net tax benefit of $2,284,000, or approximately $0.10 per share during 2017. In addition, the 2016 results of operations included only ten month's operations of River Valley Bancorp, which the Company acquired effective March 1, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 17

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2017			Year Ended December 31, 2016

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$12,405	$134	1.09%	$22,180	$74	0.33%
Securities	744,985	23,595	3.17%	723,044	21,102	2.92%
Loans and Leases	2,036,717	92,449	4.54%	1,904,779	86,755	4.55%
Total Interest Earning Assets	$2,794,107	$116,178	4.16%	$2,650,003	$107,931	4.07%

Liabilities
Demand Deposit Accounts	$572,356			$513,199
IB Demand, Savings, and
MMDA Accounts	$1,442,474	$3,971	0.28%	$1,322,593	$2,515	0.19%
Time Deposits	380,316	3,123	0.82%	414,100	2,672	0.65%
FHLB Advances and Other Borrowings	233,315	4,027	1.73%	242,483	3,274	1.35%
Total Interest-Bearing Liabilities	$2,056,105	$11,121	0.54%	$1,979,176	$8,461	0.43%

Cost of Funds			0.40%			0.32%
Net Interest Income		$105,057			$99,470
Net Interest Margin			3.76%			3.75%

During the year ended December 31, 2017, net interest income totaled $99,909,000 representing an increase of $5,005,000, or 5%, from the year ended December 31, 2016 net interest income of $94,904,000. The increased level of net interest income during 2017 compared with 2016 was driven primarily by a higher level of earning assets resulting from organic loan growth and the acquisition of River Valley Bancorp effective March 1, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 17

The tax equivalent net interest margin for the year ended December 31, 2017 was 3.76% compared to 3.75% in 2016. The modest increase in the net interest margin during 2017 compared with the prior year was primarily attributable to an improved yield on the Company's securities portfolio combined with a larger loan portfolio, partially offset by a higher cost of funds and a lower level of accretion of loan discounts on acquired loans. Accretion of loan discounts on acquired loans contributed approximately 9 basis points to the net interest margin during 2017 and 13 basis points in 2016. The Company's cost of funds increased approximately 8 basis points during 2017 compared with 2016. The higher cost of funds was largely attributable to an increase in short-term market interest rates over the past several quarters.

During the year ended December 31, 2017, non-interest income declined less than 1% from the year ended December 31, 2016.

	Year Ended	Year Ended
Non-interest Income	12/31/2017	12/31/2016
(dollars in thousands)

Trust and Investment Product Fees	$5,272	$4,644
Service Charges on Deposit Accounts	6,178	5,973
Insurance Revenues	7,979	7,741
Company Owned Life Insurance	1,341	987
Interchange Fee Income	4,567	3,627
Other Operating Income	2,641	3,703
Subtotal	27,978	26,675
Net Gains on Loans	3,280	3,359
Net Gains on Securities	596	1,979
Total Non-interest Income	$31,854	$32,013

Trust and investment product fees increased $628,000, or 14%, during 2017 compared with 2016. The increase was primarily attributable to fees generated from increased assets under management in the Company's wealth advisory group.

Company owned life insurance revenue increased $354,000, or 36%, during 2017, compared with 2016. The increase was largely related to death benefits received from life insurance policies during 2017.

Interchange fee income increased $940,000, or 26%, during 2017 compared with 2016. The increase was attributable to increased card utilization by customers and a full year of operations from River Valley included in 2017 compared with ten months of operations of River Valley included in 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 17

Other operating income declined $1,062,000, or 29%, during 2017 compared with 2016. The decline was largely attributable to decreased fees and fair value adjustments associated with swap transactions with loan customers.

The Company realized a net gain on sales of securities of $596,000 during 2017 compared with a net gain on the sale of securities of $1,979,000 in 2016.

During 2017, non-interest expense increased $1,216,000, or 2%, compared with 2016. During 2016, the Company recorded costs related to the River Valley merger transaction that totaled $4,318,000.

	Year Ended	Year Ended
Non-interest Expense	12/31/2017	12/31/2016
(dollars in thousands)

Salaries and Employee Benefits	$46,642	$43,961
Occupancy, Furniture and Equipment Expense	9,230	8,558
FDIC Premiums	954	1,151
Data Processing Fees	4,276	5,686
Professional Fees	2,817	3,672
Advertising and Promotion	3,543	2,657
Intangible Amortization	942	1,062
Other Operating Expenses	9,399	9,840
Total Non-interest Expense	$77,803	$76,587

Salaries and benefits increased $2,681,000, or 6%, during 2017 compared with the 2016. The increase in 2017 compared with 2016 was primarily attributable to having River Valley's operations included for the entire year in 2017 compared with ten months of 2016 combined with an increased number of full-time equivalent employees and higher levels of employee benefit costs including health insurance costs. During 2016, salary and benefit expense included $1,934,000 in settlement costs for various employment and benefit arrangements related to the River Valley merger.

Occupancy, furniture and equipment expense increased $672,000, or 8%, in 2017 compared with 2016. This increase was largely related to capital investments into the Company's branch network and to the operation of River Valley's 15 branch network during all of 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 17

Data processing fees declined $1,410,000, or 25%, in 2017 compared with 2016. The decline during 2017 compared with 2016 was primarily related to expenses totaling $1,288,000 associated with the acquisition of River Valley that were incurred during 2016.

Professional fees declined $855,000, or 23%, in 2017 compared with 2016. The decline during 2017 compared with 2016 was attributable to expenses totaling $770,000 associated with the acquisition of River Valley.

Advertising and promotion increased $886,000 during 2017 compared with 2016. The primary driver of the increase in advertising and promotion was a contribution expense of $773,000 related to the donation of a former branch facility to a municipality in one of the Company's market areas.

During the year ended December 31, 2017, the Company recorded a provision for income tax expense of $11,534,000 compared with a provision for income tax expense of $13,946,000 during 2016. The 2017 income tax provision was positively impacted by the revaluation of the Company's deferred tax assets and deferred tax liabilities related to federal tax reform legislation enacted during the fourth quarter of 2017. The revaluation resulted in a net tax benefit of $2,284,000 during the fourth quarter of 2017. The revaluation of the Company’s deferred tax assets and deferred tax liabilities at year-end 2017 was based on reasonable estimates by the Company of certain income tax effects of the new federal tax reform legislation. These effects may be subject to adjustment as the Company completes its evaluation during 2018.

Results of Operations Highlights – Quarter ended December 31, 2017

Net income for the quarter ended December 31, 2017 totaled $11,621,000, or $0.51 per share, which represented an increase of approximately 21% on a per share basis compared with the third quarter 2017 net income of $9,660,000, or $0.42 per share, and an increase of 16% on a per share basis compared with the fourth quarter 2016 net income of $10,065,000, or $0.44 per share. As previously discussed, the fourth quarter of 2017 results of operation were positively impacted by the revaluation of the Company's deferred tax assets and deferred tax liabilities, resulting in a net tax benefit of $2,284,000, or approximately $0.10 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 17

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2017			September 30, 2017			December 31, 2016

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$10,268	$34	1.33%	$13,543	$46	1.38%	$19,738	$12	0.24%
Securities	755,659	6,001	3.18%	748,754	5,872	3.14%	737,619	5,582	3.03%
Loans and Leases	2,100,432	23,872	4.51%	2,058,453	23,358	4.51%	2,004,983	22,734	4.51%
Total Interest Earning Assets	$2,866,359	$29,907	4.15%	$2,820,750	$29,276	4.13%	$2,762,340	$28,328	4.09%

Liabilities
Demand Deposit Accounts	$598,107			$572,204			$559,597
IB Demand, Savings, and
MMDA Accounts	$1,488,671	$1,177	0.31%	$1,447,693	$1,117	0.31%	$1,412,398	$708	0.20%
Time Deposits	376,585	889	0.94%	382,827	842	0.87%	412,151	675	0.65%
FHLB Advances and Other Borrowings	226,437	1,090	1.91%	246,698	1,110	1.79%	217,033	829	1.52%
Total Interest-Bearing Liabilities	$2,091,693	$3,156	0.60%	$2,077,218	$3,069	0.59%	$2,041,582	$2,212	0.43%

Cost of Funds			0.44%			0.43%			0.32%
Net Interest Income		$26,751			$26,207			$26,116
Net Interest Margin			3.71%			3.70%			3.77%

During the quarter ended December 31, 2017, net interest income totaled $25,454,000, which represented an increase of $537,000, or 2%, from the quarter ended September 30, 2017 net interest income of $24,917,000 and an increase of $565,000, or 2%, compared with the quarter ended December 31, 2016 net interest income of $24,889,000. The increased level of net interest income during the fourth quarter of 2017 compared with the third quarter of 2017 was driven primarily by a higher level of earning assets resulting from organic loan growth.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 17

The tax equivalent net interest margin for the quarter ended December 31, 2017 was 3.71% compared with 3.70% in the third quarter of 2017 and 3.77% in the fourth quarter of 2016. The modest increase in the stated net interest margin, when comparing the fourth quarter of 2017 with the third quarter, was primarily due to an improved yield on securities, organic loan growth, and increased accretion of loan discounts on acquired loans partially offset by an increase in Company's cost of funds. Accretion of loan discounts on acquired loans contributed approximately 6 basis points to the net interest margin on an annualized basis in the fourth quarter of 2017, 5 basis points in the third quarter of 2017, and 13 basis points in the fourth quarter of 2016. The Company's cost of funds increased approximately 1 basis points in the fourth quarter of 2017 compared with the third quarter of 2017 and 12 basis points compared with the fourth quarter of 2016. The higher cost of funds was largely attributable to an increase in short-term market interest rates over the past several quarters.

During the quarter ended December 31, 2017, the Company recorded a provision for loan loss of $650,000 compared with a provision for loan loss of $250,000 during the third quarter of 2017 and no provision for loan loss in the fourth quarter of 2016. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended December 31, 2017, non-interest income totaled $7,594,000, a decline of $681,000, or 8%, compared with the quarter ended September 30, 2017, and a decline of $763,000, or 9%, compared with the fourth quarter of 2016.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2017	9/30/2017	12/31/2016
(dollars in thousands)

Trust and Investment Product Fees	$1,378	$1,301	$1,209
Service Charges on Deposit Accounts	1,608	1,608	1,594
Insurance Revenues	1,867	1,728	1,748
Company Owned Life Insurance	290	317	278
Interchange Fee Income	1,202	1,186	1,001
Other Operating Income	546	608	1,222
Subtotal	6,891	6,748	7,052
Net Gains on Loans	682	952	752
Net Gains on Securities	21	575	553
Total Non-interest Income	$7,594	$8,275	$8,357

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 17

Interchange fee income increased $16,000, or 1%, during the fourth quarter of 2017 compared with the third quarter of 2017 and $201,000, or 20%, compared with the fourth quarter of 2016. The increase during the fourth quarter of 2017 compared with the fourth quarter of 2016 was largely attributable to increased card utilization by customers.

Other operating income decreased $62,000, or 10%, during the quarter ended December 31, 2017 compared with the third quarter of 2017 and decreased $676,000, or 55%, compared with the fourth quarter of 2016. The decline in the fourth quarter of 2017 compared with the fourth quarter of 2016 was largely attributable to decreased fees associated with swap transactions with loan customers and to a gain realized in 2016 related to the liquidation of a limited partnership tax credit investment.

Net gains on sales of loans decreased $270,000, or 28%, during the fourth quarter of 2017 compared with the third quarter of 2017 and declined $70,000, or 9%, compared with the fourth quarter of 2016. The decline in the gain on sales of loans during the fourth quarter of 2017 compared with both comparative periods was primarily due to a lower level of loans sold in secondary market. Loan sales totaled $28.9 million during the fourth quarter of 2017, compared with $39.2 million during the third quarter of 2017 and $37.9 million during the fourth quarter of 2016.

The Company realized $21,000 in gains on sales of securities during the fourth quarter of 2017 compared with $575,000 during the third quarter of 2017 and gains of $553,000 in the fourth quarter of 2016.

During the quarter ended December 31, 2017, non-interest expense totaled $20,000,000, an increase of $229,000, or 1%, compared with the quarter ended September 30, 2017, and an increase of $645,000, or 3%, compared with the fourth quarter of 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 17

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2017	9/30/2017	12/31/2016
(dollars in thousands)

Salaries and Employee Benefits	$12,168	$11,570	$11,604
Occupancy, Furniture and Equipment Expense	2,452	2,372	2,229
FDIC Premiums	242	241	111
Data Processing Fees	1,154	1,067	1,079
Professional Fees	550	551	797
Advertising and Promotion	820	1,315	797
Intangible Amortization	217	230	262
Other Operating Expenses	2,397	2,425	2,476
Total Non-interest Expense	$20,000	$19,771	$19,355

Salaries and benefits increased $598,000, or 5%, during the quarter ended December 31, 2017 compared with the third quarter of 2017 and increased $564,000, or 5%, compared with the fourth quarter of 2016. The increase in salaries and benefits during the fourth quarter of 2017 compared with the third quarter of 2017 was primarily attributable to higher levels employee benefit costs. The increase in salaries and benefits during the fourth quarter of 2017 compared with the fourth quarter of 2016 was primarily attributable to an increased number of full-time equivalent employees and higher level health insurance costs.

Advertising and promotion declined $495,000, or 38%, during the quarter ended December 31, 2017 compared with the third quarter of 2017 and increased $23,000 or 3%, compared with the fourth quarter of 2016. The primary driver of the decrease in advertising and promotion during the fourth quarter compared with the third quarter of 2017 was the recognition of a contribution expense of $773,000 related to the donation of a former branch facility to a municipality in one of the Company's market areas during the third quarter of 2017.

During the quarter ended December 31, 2017, the Company recorded a provision for income tax expense of $777,000 compared with a provision for income tax expense of $3,511,000 during the third quarter of 2017 and $3,826,000 in the fourth quarter of 2016. The fourth quarter of 2017 income tax provision was positively impacted by the revaluation of the Company's deferred tax assets and deferred tax liabilities related to federal tax reform legislation enacted during the fourth quarter of 2017. The revaluation resulted in a net tax benefit of $2,284,000 during the fourth quarter of 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

13 of 17

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 53 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

14 of 17

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2017	September 30, 2017	December 31, 2016
ASSETS
Cash and Due from Banks	$58,233	$44,804	$48,467
Short-term Investments	12,126	9,758	16,349
Interest-bearing Time Deposits with Banks	—	—	—
Investment Securities	740,994	741,710	709,786

Loans Held-for-Sale	6,719	8,484	15,273

Loans, Net of Unearned Income	2,141,638	2,086,325	1,989,955
Allowance for Loan Losses	(15,694)	(15,321)	(14,808)
Net Loans	2,125,944	2,071,004	1,975,147

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	54,246	51,355	48,230
Goodwill and Other Intangible Assets	56,160	56,378	56,893
Other Assets	76,890	76,348	72,801
TOTAL ASSETS	$3,144,360	$3,072,889	$2,955,994

LIABILITIES
Non-interest-bearing Demand Deposits	$606,134	$589,315	$571,989
Interest-bearing Demand, Savings, and Money Market Accounts	1,490,033	1,454,073	1,399,381
Time Deposits	387,885	381,184	378,181
Total Deposits	2,484,052	2,424,572	2,349,551

Borrowings	275,216	261,941	258,114
Other Liabilities	20,521	25,751	18,062
TOTAL LIABILITIES	2,779,789	2,712,264	2,625,727

SHAREHOLDERS' EQUITY	364,571	360,625	330,267

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,144,360	$3,072,889	$2,955,994

END OF PERIOD SHARES OUTSTANDING (1)	22,934,403	22,930,017	22,904,157

TANGIBLE BOOK VALUE PER SHARE (1) (2)	$13.45	$13.27	$11.94

(1) As Adjusted for the 3 for 2 Stock Split distributed on April 21, 2017.
(2) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
INTEREST INCOME
Interest and Fees on Loans	$23,699	$23,182	$22,557	$91,745	$86,202
Interest on Short-term Investments and Time Deposits	34	46	12	134	74
Interest and Dividends on Investment Securities	4,877	4,758	4,532	19,151	17,089
TOTAL INTEREST INCOME	28,610	27,986	27,101	111,030	103,365

INTEREST EXPENSE
Interest on Deposits	2,066	1,959	1,383	7,094	5,187
Interest on Borrowings	1,090	1,110	829	4,027	3,274
TOTAL INTEREST EXPENSE	3,156	3,069	2,212	11,121	8,461

NET INTEREST INCOME	25,454	24,917	24,889	99,909	94,904
Provision for Loan Losses	650	250	—	1,750	1,200
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,804	24,667	24,889	98,159	93,704

NON-INTEREST INCOME
Net Gain on Sales of Loans	682	952	752	3,280	3,359
Net Gain on Securities	21	575	553	596	1,979
Other Non-interest Income	6,891	6,748	7,052	27,978	26,675
TOTAL NON-INTEREST INCOME	7,594	8,275	8,357	31,854	32,013

NON-INTEREST EXPENSE
Salaries and Benefits	12,168	11,570	11,604	46,642	43,961
Other Non-interest Expenses	7,832	8,201	7,751	31,161	32,626
TOTAL NON-INTEREST EXPENSE	20,000	19,771	19,355	77,803	76,587

Income before Income Taxes	12,398	13,171	13,891	52,210	49,130
Income Tax Expense	777	3,511	3,826	11,534	13,946

NET INCOME	$11,621	$9,660	$10,065	$40,676	$35,184

BASIC EARNINGS PER SHARE (1)	$0.51	$0.42	$0.44	$1.77	$1.57
DILUTED EARNINGS PER SHARE (1)	$0.51	$0.42	$0.44	$1.77	$1.57

WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,930,666	22,929,864	22,887,567	22,924,726	22,389,137
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,930,666	22,929,864	22,887,567	22,924,726	22,391,115

(1) As Adjusted for the 3 for 2 Stock Split distributed on April 21, 2017.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2017	2017	2016	2017	2016
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.51%	1.27%	1.36%	1.35%	1.24%
	Annualized Return on Average Equity	12.83%	10.78%	11.90%	11.59%	10.94%
	Net Interest Margin	3.71%	3.70%	3.77%	3.76%	3.75%
	Efficiency Ratio (1)	58.23%	57.34%	56.15%	56.83%	58.25%
	Net Overhead Expense to Average Earning Assets (2)	1.73%	1.63%	1.59%	1.64%	1.68%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.05%	0.05%	0.07%	0.04%	0.04%
	Allowance for Loan Losses to Period End Loans	0.73%	0.73%	0.74%
	Non-performing Assets to Period End Assets	0.38%	0.33%	0.14%
	Non-performing Loans to Period End Loans	0.55%	0.46%	0.19%
	Loans 30-89 Days Past Due to Period End Loans	0.32%	0.48%	0.36%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,078,875	$3,033,055	$2,970,408	$3,002,695	$2,841,096
	Average Earning Assets	$2,866,359	$2,820,750	$2,762,340	$2,794,107	$2,650,003
	Average Total Loans	$2,100,432	$2,058,453	$2,004,983	$2,036,717	$1,904,779
	Average Demand Deposits	$598,107	$572,204	$559,597	$572,356	$513,199
	Average Interest Bearing Liabilities	$2,091,693	$2,077,218	$2,041,583	$2,056,105	$1,979,176
	Average Equity	$362,356	$358,299	$338,270	$350,913	$321,520

	Period End Non-performing Assets (3)	$11,864	$10,219	$4,037
	Period End Non-performing Loans (4)	$11,810	$9,651	$3,795
	Period End Loans 30-89 Days Past Due (5)	$6,865	$10,089	$7,109

	Tax Equivalent Net Interest Income	$26,751	$26,207	$26,116	$105,057	$99,470
	Net Charge-offs during Period	$277	$249	$346	$864	$830

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.